UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2008

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

Pravda Street, 15A Moscow, Russia		125124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2008, Closed Joint Stock Company “Set Televissionnykh Stantsiy” (Closed Joint Stock Company “Network of Television Stations”) (“CTC Network”), a wholly owned Russian subsidiary of CTC Media, Inc. (“CTC Media”), entered into a loan facility agreement (the “Facility Agreement”) as borrower with CTC Media and Closed Joint Stock Company “New Channel” and Limited Liability Company “Marathon-TV”, both wholly owned Russian subsidiaries of CTC Media, acting as guarantors, and ABN AMRO Bank N.V., BNP Parisbank, ING Bank N.V., Raiffeisen Zentralbank Osterreich Aktiengesellschaft and ZAO Raiffeisenbank as lead arrangers and certain financial institutions as lenders (the “Lenders”).

The Facility Agreement is the principal agreement governing a term loan facility (the “Credit Facility”) in the principal amount of up to $135 million (the “Loan Amount”).  CTC Network currently expects to drawdown the full Loan Amount. The proceeds of the Credit Facility will be used to repay CTC Network’s obligations under a promissory note (the “Note”) issued to MTG Broadcasting AB by CTC Network as partial payment in connection with its acquisition from MTG of 100% of the share capital of ZAO “TV Darial”. TV Darial operates the Russian television network DTV.  Under the terms of the Facility Agreement, CTC Network must apply all amounts borrowed by it under the Credit Facility towards the discharge of its liability under the Note, and to the extent its liability under the Note has been fully discharged, the Credit Facility may be used for general corporate purposes, including future acquisitions.

Borrowings made under the Credit Facility bear interest at an annual rate equal to LIBOR plus 3.00% (plus, if applicable, additional amounts to compensate the Lenders for regulatory compliance costs).  Principal amounts outstanding under the Credit Facility are repayable in installments, with installments of 25% of the Loan Amount being payable on each of December 22, 2008 and June 22, 2009 and the remaining outstanding principal amount (as adjusted for any prepayments) being payable in two installments on December 22, 2009 and June 22, 2010, unless the maturity date of the Loan Amount is extended by mutual agreement of the parties to the Facility Agreement.  All or a part of the principal amount outstanding under the Credit Facility may be prepaid at any time without premium or penalty, other than customary breakage costs, if any, subject to the terms and conditions contained in the Facility Agreement.

The obligations of CTC Network under the Facility Agreement may be accelerated upon the occurrence of (i) an event of default under the Facility Agreement, which includes customary events of default, including payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to material indebtedness, defaults relating to CTC Media’s loss of broadcasting licenses, defaults related to material adverse changes in the Russian Federation and material litigation-related defaults, or (ii) certain change of control events, including Modern Times Group MTG AB and Alfa group ceasing to own, directly or indirectly, in the aggregate at least 50% plus one share of the outstanding share capital of CTC Media or Modern Times Group MTG AB ceasing to own, directly or indirectly, at least 25% plus one share of the outstanding share capital of CTC Media. The Facility Agreement contains negative covenants applicable to CTC Media and its subsidiaries, including financial covenants requiring CTC Media to comply with a maximum net debt to OIBDA (as defined in the Facility Agreement) ratio, a minimum OIBDA to interest ratio, a minimum stockholder equity test and a maximum net debt to stockholders’ equity ratio, as well as restrictions on liens, investments, indebtedness, fundamental changes, acquisitions, dispositions of property and transactions with affiliates.

In connection with the Facility Agreement, CTC Network agreed to pay certain fees to some and/or all of the Lenders, including an arrangement fee and certain others fees as described in the Facility Agreement.

CTC Network has banking relationships with Raiffeisen Zentralbank Osterreich Aktiengesellschaft and ZAO Raiffeisenbank and from time to time may have banking relationships with other parties to the Facility Agreement.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On June 30, 2008, CTC Media issued a press release announcing the signing of the Credit Facility. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Credit Facility is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Facility Agreement dated as of June 27, 2008, by and among Closed Joint Stock Company “Set Televissionnykh Stantsiy” (Closed Joint Stock Company “Network of Television Stations”), a wholly owned subsidiary of CTC Media, Inc., as the borrower, CTC Media, Inc. and Closed Joint Stock Company “New Channel” and Limited Liability Company “Marathon-TV”, both wholly owned subsidiaries of CTC Media, Inc., acting as guarantors, and ABN AMRO Bank N.V., BNP Parisbank, ING Bank N.V., Raiffeisen Zentralbank Osterreich Aktiengesellschaft and ZAO Raiffeisenbank as lead arrangers and certain financial institutions as lenders.

99.1	Press release dated June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: June 30, 2008	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Facility Agreement dated as of June 27, 2008, by and among Closed Joint Stock Company “Set Televissionnykh Stantsiy” (Closed Joint Stock Company “Network of Television Stations”), a wholly owned subsidiary of CTC Media, Inc., as the borrower, CTC Media, Inc. and Closed Joint Stock Company “New Channel” and Limited Liability Company “Marathon-TV”, both wholly owned subsidiaries of CTC Media, Inc., acting as guarantors, and ABN AMRO Bank N.V., BNP Parisbank, ING Bank N.V., Raiffeisen Zentralbank Osterreich Aktiengesellschaft and ZAO Raiffeisenbank as lead arrangers and certain financial institutions as lenders.

99.1	Press release dated June 30, 2008.